Exhibit 3.2

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Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 05/31/2013 04:36 PM
Original ID: 2012-000630732
Amendment ID: 2013-001503752

Profit Corporation
Articles of Amendment

1. Corporation name:

Adrenaline Ventures, Inc.

2. Article(s) IV is amended as follows:

Article IV: The total number of voting common stock authorized that may be issued by the Corporation is 100,000,000 shares of common stock without nominal or par value.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 05/30/2013
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

This amendment was adopted by the Incorporators. Shareholders approval was not required.

Received MAY 30 '013 Wyoming Secretary of State

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature]

Date: 05/30/2013
(mm/dd/yyyy)

Print Name: DeAnna Montemayor, on behalf of,

Title: Adrenaline Ventures, Inc.

Contact Person:

Daytime Phone Number: Email:

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

Wyoming
Corporate Services Inc.

Authorization has been given to prepare, sign, and file documents with the State of Wyoming for the attached Business Entity.

Dated: May 30, 2013

Wyoming Corporate Services, Inc.